Exhibit 99.1

March 14, 2019

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENT WITH BEAUTY
INDUSTRY INNOVATOR SEPHORA TO LAUNCH PRIVATE LABEL AND CO-
BRAND CREDIT CARD PROGRAM

●	Alliance Data’s card services business selected to provide credit card and integrated marketing services for fast-growing beauty retailer
●	Credit card program to enhance brand loyalty and increase top-line sales through data- driven insights

Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new agreement to provide co-brand and private label credit card services for Sephora, one of the most innovative enterprises in the beauty segment.

Sephora is a global leader in prestige omni-retail, teaching and inspiring consumers to play in a universe of beauty and wellness, while also creating one of the world’s most loved beauty communities. With an unbiased approach to experiential retail through its expertise, innovation and entrepreneurial spirit, Sephora offers 14,000 products from 200 carefully curated brands, personalized services at its Beauty Studio aided by digital innovations, and expertly trained beauty advisors in nearly 400 stores across the U.S.

Alliance Data will deliver loyalty-driven private label and co-brand credit card programs for Sephora and will support the beauty retailer with integrated marketing programs to further drive brand loyalty and top-line sales through data-driven insights. Sephora will also have access to Alliance Data’s innovative suite of digital capabilities, enabling expanded program reach and enhanced customer experiences.

Sephora is also a long-standing partner of Epsilon®, an Alliance Data company. Epsilon provides permission-based email marketing services for the beauty retailer focused on driving sales and creating a personalized experience for customers.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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